LIBERTY-STEIN ROE FUNDS INVESMENT TRUST

                        Assumption And Release Agreement

         AGREEMENT, made as of December 31, 2000, among LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), STEIN ROE & FARNHAM INCORPORATED, a Delaware corporation ("Old SRF"), STEIN ROE HOLDINGS LIMITED, a Delaware corporation ("Stein Roe Holdings"), and NEWPORT PACIFIC MANAGEMENT, INC., a California corporation ("Newport").

         WHEREAS, Old SRF provides various services to various series of the Trust pursuant to the agreements listed on Appendix I;

         WHEREAS, in connection with a reorganization of its subsidiaries, Liberty Financial Companies, Inc., the indirect parent of both Old SRF and Stein Roe Holdings, has created Stein Roe Holdings to succeed to the business of Old SRF, which will be merged out of existence in the reorganization;

         WHEREAS, upon the above mentioned merger, Stein Roe Holdings will be renamed "Stein Roe & Farnham Incorporated" ("New SRF"); and

         WHEREAS, the parties desire that New SRF assume the obligations and benefits of Old SRF under each agreement listed on Appendix I.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         That, from and after the close of business on the date hereof, (i) New SRF shall become a party to each agreement listed on Appendix I in place and stead of Old SRF, and (ii) Old SRF shall be released from its obligations under each agreement listed on Appendix I for all periods following the date of this Agreement.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Agreement as of the date first written above.

                    LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST

                    By:
                       /s/Stephen E. Gibson
                       Name: Stephen E. Gibson
                       Title:   President

                    STEIN ROE & FARNHAM INCORPORATED

                    By:
                       /s/Joseph R. Palombo
                       Name: Joseph R. Palombo
                       Title:   Executive Vice President

                       STEIN ROE HOLDINGS LIMITED

                       By:
                          /s/Joseph R. Palombo
                          Name: Joseph R. Palombo
                          Title:   Executive Vice President
                          NEWPORT PACIFIC MANAGEMENT, INC.

                          By:
                             /s/James Carlson
                             Name: James Carlson
                             Title: Chief Operating Officer









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                                   Appendix I

                    Liberty-Stein Roe Funds Investment Trust
            List of Agreements with Stein Roe & Farnham Incorporated

     1. Management Agreement between Liberty-Stein Roe Funds Investment Trust and Stein Roe & Farnham Incorporated, dated August 15, 1995 (as amended).

     2. Administrative Agreement between Liberty-Stein Roe Funds Investment Trust and Stein Roe & Farnham Incorporated, dated August 15, 1995 (as amended).

     3. Amended and Restated Accounting and Bookkeeping Agreement between Liberty-Stein Roe Funds Investment Trust and Stein Roe & Farnham Incorporated, dated August 3, 1999 (as amended).

     4. Sub-Advisory Agreement among Liberty-Stein Roe Funds Investment Trust, with respect to Stein Roe Asia Pacific Fund, Stein Roe & Farnham Incorporated, and Newport Pacific Management, Inc., dated August 3, 1999 (as amended).